UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 — Entry into a Material Definitive Agreement

On August 13, 2020, Aclaris Therapeutics, Inc., a Delaware corporation referred to herein as we, us, our or the Company, entered into a purchase agreement, or the Purchase Agreement, with Lincoln Park Capital Fund, LLC, or Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we may sell to Lincoln Park up to $15,000,000 of shares of our common stock, or the Purchase Shares, from time to time over the 36-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park, or the Registration Rights Agreement, pursuant to which we agreed to register the sale of the shares of our common stock that may be issued to Lincoln Park under the Purchase Agreement pursuant to our existing shelf registration statement on Form S-3 or a new registration statement.

After the Commencement Date (as defined below), on any business day selected by us, if the closing sale price of our common stock on the Nasdaq Global Select Market, or Nasdaq, is not below $0.25, we may direct Lincoln Park to purchase up to 100,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that (i) a Regular Purchase may be increased to up to 125,000 shares if the closing sale price of our common stock on Nasdaq is not below $1.50 on the applicable purchase date, (ii) a Regular Purchase may be increased to up to 200,000 shares if the closing sale price of our common stock on Nasdaq is not below $2.50 on the applicable purchase date and (iii) a Regular Purchase may be increased to up to 250,000 shares, if the closing sale price of our common stock on Nasdaq is not below $3.00 on the applicable purchase date. In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase may be increased up to $2,000,000 of shares. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.  The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and

•	the average of the three lowest closing sale prices for our common stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

In addition, we may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase and the closing sale price of our common stock on Nasdaq is not below $0.50, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

•	three times the number of shares purchased pursuant to such Regular Purchase; and

•	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period.

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lower of:

•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•	the closing sale price of our common stock on Nasdaq on the applicable Accelerated Purchase date.

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, provided that the closing price of our common stock on the business day immediately preceding such business day is not below $0.50, to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

•	three times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

•	30% of the aggregate shares of our common stock traded on Nasdaq during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time on the applicable Additional Accelerated Purchase date we refer to as the Additional Accelerated Purchase Measurement Period.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 97% of the lower of:

•	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Under applicable rules of Nasdaq, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock, including the Commitment Shares described below, in excess of 8,544,555 shares, which is equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $2.1912 per share (which represents the average of the official closing prices of our common stock on Nasdaq for the five trading days immediately preceding the signing of the Purchase Agreement), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of Nasdaq.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, the date on which all requisite conditions have been satisfied is referred to herein as the Commencement Date, which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement, approval for listing on Nasdaq Global Select Market of the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement, the issuance of 121,584 shares of our common stock to Lincoln Park as Commitment Shares under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. The Purchase Agreement may be terminated by us at any time, at our sole discretion, without any cost or penalty. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our common stock. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on our ability to enter into additional “equity line” or similar transactions whereby an investor is irrevocably bound to purchase securities over a period of time from us at a price based on the market price of our common stock at the time of such purchase), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of our capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that we receive under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to our effective shelf registration statement on Form S-3 (File No. 333-237163), or the Registration Statement, and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement filed on August 13, 2020, or the Prospectus Supplement. A copy of the legal opinion as to the legality of the shares of our common stock subject to the Purchase Agreement is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the Securities and Exchange Commission, or SEC.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the potential offering of securities under the Purchase Agreement, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions, uncertainties inherent in the conduct of ongoing and planned future clinical trials, and such other factors as are set forth in the risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on August 7, 2020, in each case under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
5.1	Opinion of Cooley LLP.
10.1	Purchase Agreement, dated as of August 13, 2020, by and between the Company and Lincoln Park.
10.2	Registration Rights Agreement, dated as of August 13, 2020, by and between the Company and Lincoln Park.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).
104	The cover page from Aclaris Therapeutics Inc.’s Form 8-K filed on August 13, 2020, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: August 13, 2020		Frank Ruffo
Chief Financial Officer